Exhibit 2

EXECUTION VERSION

TERMS AGREEMENT

FEDERATIVE REPUBLIC OF BRAZIL

6.125% Global Bonds due 2034

7.125% Global Bonds due 2054

January 22, 2024

Secretaria do Tesouro Nacional

Ministério da Fazenda

Esplanada dos Ministérios

Bloco P, Ed. Anexo do Ministério da Fazenda, 1°Andar

Ala A, Sala 113

70048-900 Brasília DF

Brasil

Subject in all respects to the terms and conditions contained in the Underwriting Terms (as defined below), the underwriters named in Annex I hereto (the “Underwriters”) severally and not jointly agree to purchase, and the Federative Republic of Brazil (“Brazil”) agrees to sell, the principal amount set forth in Annex I hereto of (i) the 6.125% Global Bonds due 2034 (the “2034 Global Bonds”) of Brazil and (ii) the 7.125% Global Bonds due 2054 (the “2054 Global Bonds”, and together with the 2034 Global Bonds, the “Global Bonds”) of Brazil, having the terms set forth in the Prospectus Supplement dated January 22, 2024 (the “Prospectus Supplement”), at the Purchase Price set forth in the Prospectus Supplement and described herein under “Purchase Price” below. For purposes of this Terms Agreement (as defined below), (i) “Underwriting Terms” means the Underwriting Terms, dated January 2024 and attached hereto as Schedule A, incorporated by reference herein as if fully set forth herein, as modified by the terms and conditions of this Terms Agreement (this “Terms Agreement”), (ii) all references to “Debt Securities” in the Underwriting Terms shall be references to the Global Bonds and (iii) “Registration Statement” means Brazil’s Registration Statement under Schedule B of the Securities Act of 1933 (No. 333-261972) as of the time of the first contract of sale for any Global Bonds. In the event of any conflict between the Underwriting Terms and this Terms Agreement, this Terms Agreement shall govern. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Prospectus Supplement and the Underwriting Terms:

Closing Date and Time of Delivery:	January 29, 2024 (T+5), 10:00 a.m., New York City time.

Representatives:	All references in this Terms Agreement to the “representatives” shall be understood to refer to Citigroup Global Markets Inc., Scotia Capital (USA) Inc. and UBS Securities LLC

Names and Addresses of the Underwriters:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Address of Brazil:

Attention: Procuradoria-Geral da Fazenda Nacional, Ministério da Fazenda, Esplanada dos Ministérios, Bloco P., 8°Andar, 70048-900, Brasília-DF, Brasil (Facsimile: +55 (61) 3412-1740), Attention: Procuradora-Geral da Fazenda Nacional,

with a copy to:

Secretaria do Tesouro Nacional, Ministério da Fazenda, Esplanada dos Ministérios, Bloco P, Ed. Anexo do Ministério da Fazenda, 1°Andar, Ala A, Sala 113, 70048-900 Brasília-DF, Brasil, Attention: Coordenador-Geral de Operações da Dívida Pública – CODIP (Facsimile: +55 (61) 3412-1534).

United States counsel for Brazil:	Arnold & Porter Kaye Scholer LLP

United States counsel for the Underwriters:	Sullivan & Cromwell LLP

Special Brazilian counsel for the Underwriters:	Pinheiro Neto Advogados

Payment:	The Underwriters will pay or cause to be paid to Brazil the Purchase Price (as defined below) for the Global Bonds. Such payment shall be made in U.S. dollars in immediately available funds to an account designated by Brazil.

Offering Price:

For the 2034 Global Bonds: 98.323% of the principal amount, plus accrued interest, if any, from January 29, 2024, the date Brazil expects to deliver the 2034 Global Bonds.

For the 2054 Global Bonds: 99.707% of the principal amount, plus accrued interest, if any, from January 29, 2024, the date Brazil expects to deliver the 2054 Global Bonds.

Purchase Price:

For the 2034 Global Bonds: 98.123% of the principal amount, plus accrued interest, if any, from January 29, 2024, the date Brazil expects to deliver the 2034 Global Bonds.

For the 2054 Global Bonds: 99.507% of the principal amount, plus accrued interest, if any, from January 29, 2024, the date Brazil expects to deliver the 2054 Global Bonds.

Period during which additional debt securities may not be sold pursuant to Section 5(g) of the Underwriting Terms:	Period beginning from the date hereof and continuing to and including the earlier of (x) the date of completion of the distribution as notified to Brazil by the Underwriters (notification to be given as promptly as practicable) and (y) 5 New York Business Days from the date hereof.

Stabilization:	If the representatives of the Underwriters (or persons acting on their behalf), in connection with the distribution of the Global Bonds, offer Global Bonds in excess of the aggregate principal amount to be issued or effect transactions with a view to supporting the market price of the Global Bonds at levels other than those which might otherwise prevail in the open market, such persons shall not in doing so be deemed to act as an agent of Brazil. Brazil will not as a result of any action taken by the representatives of the Underwriters (or persons acting on their behalf), under this paragraph be obliged to issue Global Bonds in excess of the aggregate amount of Global Bonds to be issued under this Terms Agreement, nor shall Brazil be liable for any loss, or entitled to any profit, arising from any excess offers or stabilization. Stabilization will be conducted in accordance with all applicable laws.

Time of Sale:	3:18 p.m., New York City time.

Recognition of the U.S. Special Resolution Regimes:

(i) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Terms Agreement, and any interest and obligation in or under this Terms Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Terms Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Terms Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights (as defined below) could be exercised under the U.S. Special Resolution Regime if this Terms Agreement were governed by the laws of the United States or a state of the United States.

As used in this Terms Agreement:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

This Terms Agreement supersedes all prior agreements and understandings (whether written or oral) between Brazil and the Underwriters, or any of them, with respect to the subject matter hereof.

THIS TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, EXCEPT THAT ALL MATTERS GOVERNING AUTHORIZATION AND EXECUTION OF THIS TERMS AGREEMENT BY BRAZIL SHALL BE GOVERNED BY THE LAW OF BRAZIL.

This Terms Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

Delivery of this Terms Agreement by one party to any other party may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

IN WITNESS WHEREOF, the parties have executed this Terms Agreement as of the day and year first above written.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Managing Director

SCOTIA CAPITAL (USA) INC.

By:	/s/ Juan Fullaondo
Name: Juan Fullaondo
Title: Managing Director and Head
Latin America & Caribbean Debt Capital Markets

UBS SECURITIES LLC

By:	/s/ Todd Mahoney
Name: Todd Mahoney
Title: Managing Director
Head of DCM & Syndicate Americas

By:	/s/ Mauricio Fernandez
Name: Mauricio Fernandez
Title: Executive Director, DCM Syndicate LatAm

[Signature Page to the Terms Agreement]

Accepted:

FEDERATIVE REPUBLIC OF BRAZIL

By:	/s/ Fabiola Inez Guedes de Castro Saldanha
Name: Fabiola Inez Guedes de Castro Saldanha
Title: Attorney of the National Treasury

[Signature Page to the Terms Agreement]

Annex I

Underwriter	Principal Amount of 2034 Global Bonds to be Purchased		Principal Amount of 2054 Global Bonds To be Purchased
Citigroup Global Markets Inc.	U.S.$	750,000,000	U.S.$	750,000,000
Scotia Capital (USA) Inc.	U.S.$	750,000,000	U.S.$	750,000,000
UBS Securities LLC	U.S.$	750,000,000	U.S.$	750,000,000

Total:	U.S.$	2,250,000,000	U.S.$	2,250,000,000

Exhibit A

Issuer Free Writing Prospectuses

Exhibit B

Filed pursuant to Rule 433

Registration No. 333-261972

Relating to Preliminary Prospectus Supplement dated January 22, 2024

Term Sheet

January 22, 2024

FEDERATIVE REPUBLIC OF BRAZIL—FINAL PRICING TERMS

6.125% Global Bonds due 2034

Issuer	Federative Republic of Brazil (“Brazil”)

Transaction	6.125% Global Bonds due 2034 (the “2034 Global Bonds”)

Ratings	[Intentionally omitted]

Distribution	SEC Registered

Total Amount Issued	U.S.$2,250,000,000

Total Gross Proceeds (before fees and expenses)	U.S.$2,212,267,500

Coupon	6.125% per annum, 30/360 – day count basis, payable semi-annually

Maturity	March 15, 2034

Offering Price	98.323% of the principal amount, plus accrued interest, if any, from January 29, 2024, the date Brazil expects to deliver the 2034 Global Bonds

Yield to Maturity	6.350% per annum

Benchmark Bond	4.500% due November 15, 2033

Benchmark Price	103-07

Benchmark Yield	4.098%

Reoffer Spread	225.2 bps

Underwriting Fee	0.200%

Interest Payment Dates	March 15 and September 15 of each year

First Interest Payment Date	September 15, 2024

Optional Redemption	The 2034 Global Bonds will be subject to redemption at the option of Brazil before maturity, on terms described under “Description of the Global Bonds—Optional Redemption” in the Prospectus Supplement. The 2034 Global Bonds will not be entitled to the benefit of any sinking fund.

Make-whole spread	35 bps

Pricing Date	January 22, 2024

Settlement Date	January 29, 2024 (T+5)

CUSIP / ISIN	105756 CH1 / US105756CH10

Denominations	U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof

Listing	Application will be made to list the 2034 Global Bonds on the Luxembourg Stock Exchange—Euro MTF Market

Governing Law	New York Law

Joint Lead Managers and Joint Bookrunners	Citigroup Global Markets Inc. Scotia Capital (USA) Inc. UBS Securities LLC

Underwriting Commitments	Citigroup Global Markets Inc. U.S.$750,000,000 Scotia Capital (USA) Inc. U.S.$750,000,000 UBS Securities LLC U.S.$750,000,000

*

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each securities rating should be evaluated independent of each other securities rating.

A prospectus dated March 30, 2022, is available from the website of the Securities and Exchange Commission (SEC) using the following link: https://www.sec.gov/Archives/edgar/data/205317/000119312522091471/d336565dsba.htm.

A preliminary prospectus supplement, subject to completion, dated January 22, 2024, for the Global Bonds, is available from the SEC’s website using the following link: https://www.sec.gov/Archives/edgar/data/205317/000119312524011730/d633869d424b5.htm.

The information in the preliminary prospectus supplement and this term sheet is not complete and may be changed. The preliminary prospectus supplement and this term sheet are not offers to sell any securities and are not soliciting an offer to buy such securities in any state or jurisdiction where such offer and sale is not permitted.

Brazil’s Annual Report on Form 18-K for the year ended December 31, 2022 as filed with the SEC on September 20, 2023 is available on the SEC’s website using the following link: https://www.sec.gov/Archives/edgar/data/205317/000119312523238414/d523472d18k.htm.

The Issuer has filed a registration statement (including a prospectus) and the preliminary prospectus supplement with the SEC for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and the offering. You may access these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at +1-800-831-9146, Scotia Capital (USA) Inc. toll-free at +1-800-372-3930, or UBS Securities LLC toll-free at +1-888-827-7275.

The Global Bonds which are the subject of the offering are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Global Bonds or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Global Bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

The Global Bonds which are the subject of the offering are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor in the UK means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or (ii) a customer within the meaning of the provisions of the UK Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Global Bonds or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Global Bonds or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Neither this term sheet nor any other material relating to the offering has been approved by an authorized person for the purposes of section 21 of the FSMA. This term sheet is only being distributed to and is only directed at (i) persons who are outside the UK or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any investment or investment activity to which this term sheet relates will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the same will be engaged in only with, relevant persons. The Global Bonds which are the subject of the offering will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the Global Bonds will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this term sheet or any other material relating to the offering.

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS TERM SHEET AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THIS TERM SHEET HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

Exhibit C

Filed pursuant to Rule 433

Registration No. 333-261972

Relating to Preliminary Prospectus Supplement dated January 22, 2024

Term Sheet

January 22, 2024

FEDERATIVE REPUBLIC OF BRAZIL—FINAL PRICING TERMS

7.125% Global Bonds due 2054

Issuer	Federative Republic of Brazil (“Brazil”)

Transaction	7.125% Global Bonds due 2054 (the “2054 Global Bonds”)

Ratings	[Intentionally omitted]

Distribution	SEC Registered

Total Amount Issued	U.S.$2,250,000,000

Total Gross Proceeds (before fees and expenses)	U.S.$2,243,407,500

Coupon	7.125% per annum, 30/360 – day count basis, payable semi-annually

Maturity	May 13, 2054

Offering Price	99.707% of the principal amount, plus accrued interest, if any, from January 29, 2024, the date Brazil expects to deliver the 2054 Global Bonds

Yield to Maturity	7.150% per annum

Benchmark Bond	4.125% due August 15, 2053

Benchmark Price	96-18

Benchmark Yield	4.332%

Reoffer Spread	281.8 bps

Underwriting Fee	0.200%

Interest Payment Dates	May 13 and November 13 of each year

First Interest Payment Date	May 13, 2024

Optional Redemption	The 2054 Global Bonds will be subject to redemption at the option of Brazil before maturity, on terms described under “Description of the Global Bonds—Optional Redemption” in the Prospectus Supplement. The 2054 Global Bonds will not be entitled to the benefit of any sinking fund.

Make-whole spread	45 bps

Pricing Date	January 22, 2024

Settlement Date	January 29, 2024 (T+5)

CUSIP / ISIN	105756 CJ7 / US105756CJ75

Denominations	U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof

Listing	Application will be made to list the 2054 Global Bonds on the Luxembourg Stock Exchange—Euro MTF Market

Governing Law	New York Law

Joint Lead Managers and Joint Bookrunners	Citigroup Global Markets Inc. Scotia Capital (USA) Inc. UBS Securities LLC

Underwriting Commitments	Citigroup Global Markets Inc. U.S.$750,000,000 Scotia Capital (USA) Inc. U.S.$750,000,000 UBS Securities LLC U.S.$750,000,000

*

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each securities rating should be evaluated independent of each other securities rating.

A prospectus dated March 30, 2022, is available from the website of the Securities and Exchange Commission (SEC) using the following link: https://www.sec.gov/Archives/edgar/data/205317/000119312522091471/d336565dsba.htm.

A preliminary prospectus supplement, subject to completion, dated January 22, 2024, for the Global Bonds, is available from the SEC’s website using the following link: https://www.sec.gov/Archives/edgar/data/205317/000119312524011730/d633869d424b5.htm.

The information in the preliminary prospectus supplement and this term sheet is not complete and may be changed. The preliminary prospectus supplement and this term sheet are not offers to sell any securities and are not soliciting an offer to buy such securities in any state or jurisdiction where such offer and sale is not permitted.

Brazil’s Annual Report on Form 18-K for the year ended December 31, 2022 as filed with the SEC on September 20, 2023 is available on the SEC’s website using the following link: https://www.sec.gov/Archives/edgar/data/205317/000119312523238414/d523472d18k.htm.

The Issuer has filed a registration statement (including a prospectus) and the preliminary prospectus supplement with the SEC for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and the offering. You may access these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at +1-800-831-9146, Scotia Capital (USA) Inc. toll-free at +1-800-372-3930, or UBS Securities LLC toll-free at +1-888-827-7275.

The Global Bonds which are the subject of the offering are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Global Bonds or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Global Bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

The Global Bonds which are the subject of the offering are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor in the UK means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or (ii) a customer within the meaning of the provisions of the UK Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Global Bonds or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Global Bonds or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Neither this term sheet nor any other material relating to the offering has been approved by an authorized person for the purposes of section 21 of the FSMA. This term sheet is only being distributed to and is only directed at (i) persons who are outside the UK or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any investment or investment activity to which this term sheet relates will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the same will be engaged in only with, relevant persons. The Global Bonds which are the subject of the offering will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the Global Bonds will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this term sheet or any other material relating to the offering.

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS TERM SHEET AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THIS TERM SHEET HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

Schedule A

FEDERATIVE REPUBLIC OF BRAZIL

UNDERWRITING TERMS

DATED JANUARY 2024

The Federative Republic of Brazil (“Brazil”) proposes to issue and sell from time to time certain of its unsecured debt securities (the “Debt Securities”) that may be registered under the Registration Statement, as defined in Section 1(a) hereof. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the relevant Prospectus Supplement. Each series of the Debt Securities issued on the date hereof (each, a “Series”), will be constituted under an indenture, dated as of July 2, 2015, as amended from time to time after the date hereof (the “Indenture”), between Brazil and The Bank of New York Mellon, as trustee (the “Trustee”), and an authorization delivered to the Trustee pursuant to Section 2.1(c) of the Indenture and applicable to such Series (each, an “Authorization” and, collectively, “Authorizations”). Unless otherwise specifically provided for and set forth in a Prospectus Supplement (as defined below), the Debt Securities denominated and payable in U.S. dollars will be issued in denominations of U.S. $200,000 and integral multiples of U.S. $1,000 in excess thereof. The authorized denominations of Debt Securities denominated in currencies (including composite currencies) other than U.S. dollars will be set forth in an applicable Prospectus Supplement. The Debt Securities may be issued in registered, book-entry or certificated form. The Debt Securities of each Series will have the interest rates, maturities and, if applicable, other terms set forth in the applicable Prospectus Supplement. The Debt Securities of each Series will be issued, and the terms thereof established, in accordance with the Indenture, the Authorization and the Terms Agreement (as defined in Section 2(a)). For the purposes of these underwriting terms (the “Underwriting Terms”), the term “Underwriter” shall refer to each underwriter that has agreed to severally purchase the Debt Securities and has executed the accompanying Terms Agreement with Brazil in respect of the sale and purchase of the Debt Securities. In acting under this Agreement, each Underwriter is acting individually and not jointly, unless otherwise specified in the Terms Agreement.

All references herein to “this Agreement” shall refer to the Terms Agreement, including these Underwriting Terms as incorporated therein.

All references in this Agreement to principal, premium and interest in respect of the Debt Securities shall, unless the context otherwise requires, be deemed to include all additional amounts, if any, payable in respect thereof as a result of any withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by Brazil or any political subdivision or any taxing authority or agency therein or thereof having the power to tax as set forth in the Debt Securities.

1. Representations and Warranties of Brazil. As of the Execution Date, Brazil represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) Brazil meets the requirements for use of Schedule B under the U.S. Securities Act of 1933, as amended (the “Act”), is a “seasoned” foreign government issuer within the meaning of Commission Release No. 33-6424 and has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement (as defined in this Section 1(a)) on Schedule B, including a Basic Prospectus (as defined in this Section 1(a)), which has become effective for the registration under the Act of debt securities or warrants, including the Debt Securities; such registration statement and any post-effective amendment thereto, each in the form heretofore delivered to the representatives of the Underwriters or their counsel (excluding exhibits to such registration statement), have been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission (other than the documents incorporated therein by reference and prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in form heretofore delivered to the representatives of the Underwriters or their counsel); and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. Such registration statement, as amended as of the time each part thereof became effective, including all exhibits thereto and any documents incorporated by reference therein, and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, are hereinafter collectively called the “Registration Statement”; “Registration Statement” without reference to a time shall have the meaning given to such term in the Terms Agreement; the basic prospectus contained in the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”. In connection with the sale of the Debt Securities in the United States, Brazil proposes to file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act further supplements to the Base Prospectus (each, a “Prospectus Supplement”) specifying the principal amount, interest rates, maturity dates, any updates or amendments to the plan of distribution relating to the Debt Securities and, if appropriate, other terms of such Debt Securities sold pursuant hereto or the offering thereof. Any preliminary prospectus (including any preliminary Prospectus Supplement) relating to the Debt Securities which has heretofore been filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called the “Preliminary Prospectus”. The Basic Prospectus, as amended and supplemented immediately prior to the Time of Sale (as defined in Section 1(c) hereof) by a preliminary Prospectus Supplement for the Debt Securities, is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Debt Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Debt Securities filed with the Commission pursuant to Rule 424(b) under the Act and any annual reports on Form 18-K and any amendments to such Form 18-K on Form 18-K/A (including all exhibits thereto) (collectively, a “Form 18-K”) filed after the date of the Prospectus or the Basic Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any Form 18-K of Brazil filed under the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

(b) As of the Execution Date, on the Effective Date, when any Prospectus Supplement is filed with the Commission, as of the date of any Prospectus Supplement and at the Time of Delivery (as defined in this Section 1(b)), (i) the Registration Statement and each amendment thereto conformed and will conform in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder and does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing representations and warranties shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to Brazil by any Underwriter specifically for use in connection with the preparation of the Registration Statement, and (ii) the Prospectus and any amendment or supplement thereto will conform in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to Brazil by any Underwriter specifically for use in connection with the preparation of the Prospectus or any amendment or supplement thereto. “Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective and each date after the date hereof on which a document incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus is filed. “Execution Date” shall mean the date that the Terms Agreement is executed and delivered by the parties hereto. “Time of Delivery” shall mean the time of delivery by Brazil of the Debt Securities sold under this Agreement on the date set forth in the Terms Agreement.

(c) As of the Time of Sale (as defined in this Section 1(c)), (i) the Pricing Prospectus together with the information from the final term sheet(s) for the Debt Securities in the form set forth as an exhibit to the Terms Agreement, necessary to complete the statements under the caption “Description of the Global Bonds” in, and the table on the front cover of, the Pricing Prospectus (the “Pricing Disclosure Package”) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus (as defined in Section 1(d) below) and listed in an exhibit to the Terms Agreement (if any) does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Time of Sale, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to Brazil by any Underwriter expressly for use therein, and (ii) the documents, if any, incorporated by reference in the Pricing Prospectus and the Prospectus, when they became or become effective or are filed with the Commission, as the case may be, complied and will comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained or will contain an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto when such documents become effective or are filed with the Commission, as the case may be, will comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such documents were filed with the Commission since the Commission’s close of business day immediately prior to the Execution Date, except as set forth in an exhibit to the Terms Agreement. “Time of Sale” shall mean, with respect to the Debt Securities, the date and time set forth in the Terms Agreement relating to the Debt Securities.

(d) No order preventing or suspending the use of any Preliminary Prospectus or any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Debt Securities (an “Issuer Free Writing Prospectus”) has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to Brazil by any Underwriter expressly for use therein.

(e) (i) At the time of filing the Registration Statement, (ii) at the time of filing the most recent post-effective amendment thereto, (iii) at the earliest time that Brazil or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) and (iv) as of the Execution Date, Brazil was not, is not and will not be an “ineligible issuer” (as defined in Rule 405 under the Act), without taking into account of any determination by the Commission pursuant to Rule 405 that it is not necessary that Brazil be considered an “ineligible issuer”.

(f) This Agreement and all other documents to be executed and delivered by Brazil hereunder have been duly authorized, executed and delivered by Brazil and this Agreement constitutes the valid and binding agreement of Brazil enforceable against Brazil in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles and subject, as to Section 9 of this Agreement, to any limitations imposed by the securities laws of any applicable jurisdiction; and the statements made in the Prospectus Supplement under the caption “Underwriting,” insofar as they purport to summarize certain provisions referred to therein of this Agreement, constitute accurate, complete and fair summaries of such provisions.

(g) Since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, there has not been any material adverse change, or any event that would reasonably be expected to result in a prospective material adverse change, in the financial, economic or fiscal condition of Brazil, otherwise than as set forth or contemplated in the Prospectus.

(h) The Debt Securities have been duly authorized and, when executed, issued, authenticated and delivered pursuant to this Agreement and the Indenture, dated as of July 2, 2015 (the “Indenture”), between Brazil and The Bank of New York Mellon as Trustee (the “Trustee”), will have been duly executed, issued, authenticated and delivered; the Debt Securities, which will be substantially in the form of Exhibit C to the Indenture, will constitute valid and legally binding obligations of Brazil enforceable against Brazil entitled to the benefits provided by the Indenture; the Indenture has been duly authorized, executed and delivered by Brazil and constitutes a valid and legally binding agreement, enforceable against Brazil in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Indenture (to the extent the provisions thereof are applicable to the Debt Securities) conforms, and the Debt Securities will conform, to the descriptions thereof in the Basic Prospectus and the Prospectus Supplement; and the statements set forth in the Basic Prospectus under the caption “Debt Securities” and in the Prospectus Supplement under the caption “Description of the Global Bonds”, insofar as they purport to summarize the terms of the Debt Securities, constitute accurate, complete and fair summaries of such terms.

(i) All consents, approvals, authorizations, orders, registrations, clearances or qualifications (“Governmental Authorizations”) of or with any court, central bank, ministry or governmental agency or other regulatory body (“Governmental Agency”) in Brazil required for the issue and sale of the Debt Securities or the consummation by Brazil of the transactions contemplated by this Agreement, the Indenture or the Debt Securities, including without limitation the payment of interest and principal to the holders thereof outside Brazil in accordance with the terms thereof, except (A) the registration under the Act of the Debt Securities, (B) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Debt Securities by the Underwriters and (C) the prior notice to, or authorization from, the Central Bank of Brazil, through the Foreign Capital Information System – Foreign Credit (Sistema de Prestação de Informações de Capital Estrangeiro – Crédito Externo (“SCE-Crédito”) of the payment schedule (cronograma de pagamentos) for the Debt Securities, have been obtained and are in full force and effect; and the issue and sale of the Debt Securities or the consummation by Brazil of the transactions contemplated by this Agreement, the Indenture or the Debt Securities will be in compliance with all laws, decrees and regulations of Brazil or of any Governmental Agency.

(j) The Debt Securities will constitute direct, general, unconditional, unsecured (except as described under the heading “Debt Securities—Negative Pledge” in the Basic Prospectus) and unsubordinated external indebtedness of Brazil for which the full faith and credit of Brazil is pledged. The Debt Securities will rank without any preference among themselves and equally with all other unsecured and unsubordinated External Indebtedness of the Republic, it being understood that Brazil is not required to make payments under the Debt Securities ratably with payments being made under any other External Indebtedness. For purposes of this paragraph, “External Indebtedness” means any indebtedness for money borrowed which is payable by its terms or at the option of its holder in any currency other than the currency of Brazil (other than such indebtedness that is originally issued within Brazil); and “indebtedness” means all unsecured and unsubordinated obligations of Brazil in respect of money borrowed and guarantees given by Brazil in respect of money borrowed by others.

(k) Other than as set forth in the Pricing Prospectus and in the Prospectus, there are no legal or governmental actions, suits, arbitrations or proceedings pending to which Brazil is a party which, if determined adversely to Brazil, would individually or in the aggregate have a material adverse effect on the financial, economic or fiscal condition of Brazil or its ability to perform its obligations under this Agreement, the Indenture or the Debt Securities or which are otherwise material to the rights of holders of the Debt Securities; and, to the best of Brazil’s knowledge, no such actions, suits, arbitrations or proceedings are threatened which, if determined adversely to Brazil, would individually or in the aggregate have a material adverse effect on the financial, economic or fiscal condition of Brazil or its ability to perform its obligations under this Agreement, the Indenture or the Debt Securities or which are otherwise material to the rights of holders of the Debt Securities.

(l) Other than as set forth in the Pricing Prospectus and in the Prospectus, Brazil is not in default in the payment of principal, interest or any other amount owing on any obligation in respect of indebtedness for money borrowed and Brazil has not received any notice of default or acceleration with respect to any obligation in respect of indebtedness for money borrowed, in each case or in the aggregate, which would have a material adverse effect on the financial, economic or fiscal condition of Brazil or its ability to perform its obligations under this Agreement, the Indenture or the Debt Securities or which is otherwise material to the rights of the holders of the Debt Securities; and the issue and sale of the Debt Securities and the compliance by Brazil with all of the provisions of this Agreement, the Indenture and the Debt Securities and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Constitution of Brazil, as amended to the date hereof or as proposed to be amended by any currently pending resolution of the Brazilian National Congress (i.e., a resolution that initially has been voted upon and approved by both houses of Congress), any statutes, laws, decrees or regulations of Brazil or any treaty, convention or agreement to which Brazil is a party and which default, in each case or in the aggregate, would have a material adverse effect on the financial, fiscal or economic condition of Brazil or its ability to perform its obligations under this Agreement, the Indenture or the Debt Securities or which is otherwise material to the rights of the holders of the Debt Securities.

(m) To ensure the legality, validity, enforceability, priority or admissibility in evidence in Brazil of this Agreement, the Indenture or the Debt Securities, it is not necessary that this Agreement, the Indenture or the Debt Securities or any other documents or instrument be registered, recorded or filed with any court or other authority in Brazil (other than the translation and publication thereof in accordance with Section 5(h) hereof and the prior notice to, or authorization from, the Central Bank of Brazil, of the payment schedule for the Debt Securities in accordance with Section 5(d) hereof) or that any documentary, stamp or similar tax, imposition or charge be paid on or in respect of this Agreement, the Indenture or the Debt Securities, provided that such Debt Securities are held by an individual who is not a resident of Brazil or by a non-Brazilian corporation directly and not through a permanent establishment thereof in Brazil.

(n) There is no tax, levy, deduction, charge or withholding imposed by Brazil or any political subdivision thereof either (A) on or by virtue of the execution, delivery or enforcement of this Agreement, the Indenture or the Debt Securities or (B) on any payment to be made by Brazil hereunder or under the Debt Securities, provided that such Debt Securities are held by an individual who is not a resident of Brazil or by a non-Brazilian corporation directly and not through a permanent establishment thereof in Brazil.

(o) Neither Brazil nor any person acting on its behalf has taken, directly or indirectly, any action which might reasonably be expected to cause or result in stabilization of the price of any security of Brazil to facilitate the sale or resale of the Debt Securities; provided, however, that no representation or warranty is given by Brazil with respect to any actions of the Underwriters.

(p) This Agreement and the Indenture are and the Debt Securities, when executed, issued, authenticated and delivered pursuant to this Agreement and the Indenture, will be in proper legal form under the laws of Brazil for the enforcement thereof against Brazil under the laws of Brazil.

(q) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to Brazil or any political subdivision or taxing authority thereof or therein in connection with (A) the issuance, sale and delivery by Brazil to or for the respective accounts of the Underwriters of the Debt Securities or (B) the sale and delivery outside Brazil by the Underwriters of the Debt Securities to the initial purchasers thereof.

(r) Except as disclosed in the Pricing Disclosure Package, (A) Brazil is not aware that either Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“Standard & Poor’s”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch Ratings Limited (“Fitch”) has made any announcement that it will have under surveillance or review, with possible negative implications, its rating of any of Brazil’s debt securities; and Brazil (B) has not been informed by either Standard & Poor’s, Moody’s or Fitch that it intends or is contemplating any downgrading in any rating accorded to Brazil’s debt securities or any announcement that it will have under surveillance or review, with possible negative implications, its rating of any of Brazil’s debt securities, it being understood and agreed that any negative outlook disclosed in the Pricing Disclosure Package is not in and of itself an event or condition contemplated in clauses (A) and (B) above;

(s) The statements with respect to matters of Brazilian law set forth in the Pricing Prospectus and in the Prospectus are correct in all material respects.

(t) Brazil will not knowingly use the proceeds of the sale of the Debt Securities, or lend, contribute or otherwise make available such proceeds (i) to any entity or person to fund any activities or business with any person that, at the time of such funding, is the target of any U.S. sanctions (including any administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the Bureau of Industry and Security of the U.S. Department of Commerce, or the U.S. Department of State), sanctions of the United Nations Security Council, the European Union, the United Kingdom (including sanctions administered or controlled by His Majesty’s Treasury), or other relevant sanctions authority (collectively, “Sanctions”), or is in any country, region or territory, that, at the time of such funding, is the target of territorial Sanctions or (ii) in any other manner, in each case as would result in a violation by any person (including any person participating in the sale or offering of the Debt Securities, whether as underwriter, advisor, investor or otherwise) of Sanctions.

2. Purchase and Offering of Debt Securities. The obligations of the Underwriters to purchase Debt Securities will be evidenced by an agreement or exchange of other written communications to which these Underwriting Terms are attached (the “Terms Agreement”) (which shall be in writing and signed by a duly authorized official of Brazil) at the time Brazil determines to sell the Debt Securities. Unless the context otherwise requires, each reference contained herein to the “Terms Agreement” shall be deemed to include these Underwriting Terms, and express mention of Terms Agreements in any provisions hereof shall not be construed as excluding Terms Agreements in those provisions hereof where such express mention is not made. The Terms Agreement describes the Debt Securities to be purchased by each Underwriter and specifies the aggregate principal amount of such Debt Securities, the price to be paid to Brazil for such Debt Securities, the maturity date of such Debt Securities, the rate at which interest will be paid on such Debt Securities and the dates on which interest will be paid on such Debt Securities with respect to each such payment of interest, the Time of Delivery for the purchase of such Debt Securities, the place of delivery of the Debt Securities and payment therefor, the method of payment and any additional requirements for the delivery of opinions of counsel, certificates from Brazil or its officers as described in Sections 8(b), 8(c), 8(d), 8(e), 8(f) and 8(i) hereof. The Terms Agreement may also specify the period of time referred to in Section 5(g). The Underwriters’ commitment to purchase the Debt Securities shall be deemed to have been made on the basis of the representations and warranties of Brazil contained in this Agreement, and shall be subject to the terms and conditions set forth in this Agreement.

Delivery of the certificates for Debt Securities sold to each Underwriter pursuant to this Agreement shall be made not later than the Time of Delivery agreed to in the Terms Agreement, against payment of immediately available funds (or such other consideration as is agreed between Brazil and such Underwriter) to the account specified by Brazil in the net amount due to Brazil for such Debt Securities.

Any Debt Security sold to an Underwriter (i) shall be purchased by such Underwriter at the Purchase Price (as specified in the Terms Agreement) and (ii) may be resold by such Underwriter upon the terms and conditions set forth in the Prospectus Supplement.

3. Offering and Sale of Debt Securities, Resale of Debt Securities.

(a) Each Underwriter severally represents to and agrees with Brazil that it has not offered, sold or delivered and it will not offer, sell or deliver, directly or indirectly, any of Debt Securities or distribute or publish the Registration Statement, the Basic Prospectus or the Prospectus or any offering circular, form of application, advertisement or other document or information relating to the Debt Securities, in any jurisdiction (including any

Member State of the European Economic Area that has implemented the Prospectus Directive) except in accordance with foreign offering and sale requirements set forth in the Prospectus and otherwise under circumstances that will, to the best of its knowledge and belief, result in compliance with all applicable laws and regulations thereof (including, without limitation, any prospectus delivery requirements) and which will not impose any obligations on Brazil except as contained in this Agreement.

(b) Upon the authorization by the representatives of the Underwriters of the release of the Debt Securities, the several Underwriters propose to offer the Debt Securities for sale upon the terms and conditions set forth in the applicable Prospectus.

4. Debt Securities; Delivery of Debt Securities.

(a) The Debt Securities will be represented by one or more definitive global securities in book-entry form which will be deposited by or on behalf of Brazil with The Depository Trust Company (“DTC”) or its designated custodian. Brazil will deliver the Debt Securities to the representatives of the Underwriters for the respective account(s) of one or more Underwriter(s), against payment by or on behalf of the several Underwriters through their representatives of the purchase price therefor in immediately available funds, by causing DTC to credit the Debt Securities to the account of such representatives at DTC. The representatives of the Underwriters shall instruct DTC as to the allocation of interests in the global securities representing the Debt Securities among the accounts of participants of DTC. Brazil will cause the certificates representing the Debt Securities to be made available to the representatives of the Underwriters for checking at least twenty-four hours prior to the Time of Delivery at the office of DTC or its designated custodian (the “Designated Office”).

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Debt Securities and any additional documents reasonably requested by the Underwriters pursuant to Section 8(k) hereof, will be delivered at the offices of United States counsel for the Underwriters (the “Closing Location”), and the Debt Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. Covenants of Brazil. Brazil covenants and agrees with each Underwriter:

(a) To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act or by any other rules and regulations of the Commission under the Act; and, prior to the completion of the offering of the Debt Securities, to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus which shall be disapproved by the Underwriters promptly after reasonable notice thereof; prior to the completion of the offering of the Debt Securities to advise the Underwriters, promptly after it receives notice thereof, of the time (i) when the Prospectus shall have been so filed or shall have been amended, or (ii) when any amendment to the Registration Statement shall have been filed or become effective, and will furnish the Underwriters with copies of any such amendment or supplement. If requested by the Underwriters prior to the Time of Sale, Brazil will prepare a final term sheet, containing solely a description of the Debt Securities, in the form set forth in an exhibit to the Terms Agreement, and will file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; and Brazil will file promptly all other material required to be filed by Brazil with the Commission pursuant to Rule 433(d) under the Act. For so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Debt Securities, and during such same period Brazil will advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the

Registration Statement has been filed or becomes effective or any supplement to the Prospectus, or any amended Prospectus has been filed with the Commission, of any request by the Commission for any amendment to the Registration Statement or any amendment or any supplement to the Prospectus or for any additional information, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and of the receipt by Brazil of any notification with respect to the suspension of the qualification of the Debt Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Debt Securities or suspending any such qualification, Brazil will use its best efforts to obtain the withdrawal of such order.

(b) For so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Debt Securities, Brazil will comply with all requirements imposed upon Brazil by the Act, as now and hereafter amended, and by the rules and regulations of the Commission thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Debt Securities as contemplated by the provisions hereof and by the Prospectus. If, at any time during such period, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or rules thereunder, Brazil promptly will prepare and file with the Commission, in accordance with the first sentence of subsection (a) of this Section 5, an amendment or supplement (including, if appropriate, a Form 18-K or an amendment thereto) which will correct such statement or omission or an amendment which will effect such compliance.

(c) Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Debt Securities for offering and sale under the securities laws of such jurisdictions as the representatives of the Underwriters may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings in the Debt Securities in such jurisdictions for as long as may be necessary to complete the distribution of the Debt Securities, provided that in connection therewith Brazil shall not be required to file a general consent to service of process in any jurisdiction.

(d) To submit the electronic registration (except for the submission of information with respect to the payment schedule for the Debt Securities) through the SCE Crédito with respect to the external indebtedness evidenced by this Agreement, the Indenture and the Debt Securities prior to the Time of Delivery and to register with the Central Bank of Brazil through the SCE Crédito the payment schedule for the Debt Securities promptly after the Time of Delivery.

(e) At such time as the representatives of the Underwriters may reasonably request and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as they may reasonably request, and, if the delivery of a prospectus is required by the Act or any applicable law at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Debt Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act or any applicable law, to notify the representatives of the Underwriters and upon their request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as they may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or, in lieu thereof, a notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Debt Securities at any time nine months or more after the time of issue of the Prospectus, upon the representatives of the Underwriters’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as they may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.

(f) To make generally available to its security holders as soon as practicable, but in any event not later than 24 months after the effective date of the Registration Statement (as defined in Rule 158(c)), a statement in the English language of the revenues and expenditures of Brazil covering the first full fiscal year of Brazil commencing after the Execution Date which will satisfy Section 11(a) of the Act and the rules and regulations of the Commission thereunder;

(g) During the period, if any, specified in the Terms Agreement, Brazil shall not offer, sell, contract to sell or otherwise dispose of any debt securities of Brazil, guaranteed by Brazil or of any agency or enterprise controlled by Brazil that are substantially similar to the Debt Securities, are denominated in U.S. dollars, are to be placed outside of Brazil and that mature more than one year after the Time of Delivery without the representatives of the Underwriters’ prior written consent.

(h) If required by applicable law or regulation (A) to obtain, upon request, a sworn translation into the Portuguese language of this Agreement, the Indenture and the Debt Securities and (B) to effect the publication of, and to have published, an extract of this Agreement, the Indenture and the Debt Securities in Portuguese, complying with all applicable regulations, in the Diário Oficial da União.

(i) Unless the Prospectus Supplement provides that listing shall not be made on such exchange, to apply for the listing of the Debt Securities on the Luxembourg Stock Exchange Euro MTF Market and to use its best efforts to cause such listing to be approved.

6. Free Writing Prospectuses.

(a) (i) Brazil and each Underwriter agree that the Underwriters may prepare and use one or more preliminary or final term sheets relating to the Debt Securities containing customary information; and Brazil consents to the use by the Underwriters of a free writing prospectus that (1) is not an “issuer free writing prospectus” as defined in Rule 433 under the Act or a free writing prospectus containing “issuer information” as defined by Rule 433(h)(2) under the Act, and (2) contains only (A) information describing the preliminary terms of the Debt Securities or their offering, (B) information permitted by Rule 134 under the Act or (C) information that describes the final terms of the Debt Securities or their offering and that is included in the final term sheets;

(ii) Each Underwriter represents that, other than as permitted under subparagraph (a)(i) above, it has not made and will not make any offer relating to the Debt Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act without the prior consent of Brazil and that the Terms Agreement contains as an exhibit a complete list of any free writing prospectus for which the Underwriters have received such consent;

(iii) Brazil represents and agrees that it has not made and will not make any offer relating to the Debt Securities that would constitute an Issuer Free Writing Prospectus without the prior consent of each Underwriter and that the Terms Agreement contains as an exhibit a complete list of any Issuer Free Writing Prospectuses for which Brazil has received such consent;

(b) Brazil has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(c) Brazil agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, Brazil will give prompt notice thereof to each Underwriter and, if requested by the representatives of the Underwriters, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to Brazil by any Underwriter expressly for use therein.

7. Expenses. Brazil covenants and agrees with each of the Underwriters that Brazil will pay or cause to be paid the following: (i) the fees, disbursements and expenses of Brazil’s counsel in connection with this Agreement, the Indenture, the registration of the Debt Securities under the Act and the closing of the transactions contemplated herein; (ii) any fees charged by securities rating services for rating the Debt Securities; (iii) the fees and expenses of the Trustee in connection with the Indenture and the Debt Securities; and (iv) the fees and expenses related to a required filing of the Registration Statement.

It is understood, however, that, except as provided in this Section and in Sections 9 and 12 hereof, the Underwriters will pay (i) their own costs and expenses in connection with this Agreement and the closing of the transactions contemplated herein, including the fees, disbursements and expenses of counsel for the Underwriters; (ii) printing and distribution to or on behalf of the Underwriters of the Prospectus and the Prospectus Supplement (including all documents incorporated by reference therein and any amendments and supplements thereto and delivery of copies thereof to the Underwriters, dealers, Brazil and counsel); (iii) the fees and expenses payable in connection with the listing of the Debt Securities on the Luxembourg Stock Exchange Euro MTF Market, (iv) the costs of preparation of the Debt Securities, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus (including all documents incorporated by reference therein and any amendments and supplements thereto); (v) the costs of preparation and delivery of this Agreement, the Indenture, and all closing and other documents (including any compilations thereof) in connection with the offering, purchase, sale and delivery of the Debt Securities; and (vi) all other costs and expenses incidental to Brazil or the Underwriters entering into this Agreement and the performance of its obligations hereunder, under the Indenture and under the Debt Securities which are not otherwise specifically provided for in this Section.

8. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of Brazil herein are, at and as of the Time of Delivery, true and correct, the condition that Brazil shall have performed all of its obligations hereunder theretofore to be performed in all material respects, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if Brazil has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington D.C. time, on the date of this Agreement; any final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by Brazil pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, or any part thereof or the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Underwriters’ reasonable satisfaction.

(b) United States counsel for the Underwriters, shall have furnished to the Underwriters such written opinion or opinions dated the Time of Delivery, with respect to the validity of the Indenture, the Debt Securities, the Registration Statement, the Prospectus and such other related matters as they may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In rendering such opinion, United States counsel for the Underwriters may assume all matters of Brazilian law covered by the opinions referred to in Section 8(c).

(c) Special Brazilian counsel for the Underwriters, shall have furnished to the Underwriters such written opinion or opinions dated the Time of Delivery, with respect to the validity of this Agreement, the Indenture, the Debt Securities, the Registration Statement, the Prospectus and such other related matters as they may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters; in rendering such opinion, such counsel may assume all matters of United States federal and New York law covered by the opinions referred to in Section 8(b).

(d) The Attorney General of the National Treasury or another duly authorized attorney of the Office of the Attorney General of the National Treasury (“PGFN”) shall have furnished to the Underwriters a written opinion dated the Time of Delivery, in form and substance satisfactory to them, to the effect that:

(i) This Agreement has been duly authorized, executed and delivered by Brazil and constitutes a valid and legally binding agreement of Brazil;

(ii) The Debt Securities have been duly authorized, executed, issued and delivered by Brazil, and assuming due authentication by the Trustee, constitute valid and legally binding obligations of Brazil enforceable in accordance with their terms and entitled to the benefits provided by the Indenture, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(iii) The Indenture has been duly authorized, executed and delivered by Brazil and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of Brazil enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(iv) Neither the execution and delivery of this Agreement, the Indenture or the Debt Securities, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or thereof, including performance of each of the obligations contained in the Debt Securities, (A) to such counsel’s best knowledge after due inquiry, will conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, loan agreement or other agreement or instrument for borrowed money known to such counsel to which Brazil is a party, (B) will conflict with, violate or result in a breach of the Constitution of Brazil as amended to the date hereof or as currently proposed to be amended by any currently pending resolution of the Brazilian National Congress (i.e., a resolution that initially has been voted upon and approved by both houses of Congress), or any statutes, laws, decrees or regulations of Brazil, (C) to such counsel’s best knowledge after due inquiry, will conflict with or result in a breach of any of the terms, conditions or provisions of any treaty, convention or agreement to which Brazil is a party or constitute a default thereunder or (D) will result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the revenues or assets of Brazil under any such treaty, convention or agreement which, in the case of clause (A), (B), (C), or (D), could have a material adverse effect on the financial, economic or fiscal condition of Brazil or affect the validity or enforceability of the Debt Securities;

(v) The Registration Statement, the Basic Prospectus, the Pricing Disclosure Package and the Prospectus Supplement and their filing with the Commission have been duly authorized by and on behalf of Brazil, and the Registration Statement has been duly executed by and on behalf of Brazil; the Authorized Representative of Brazil has been duly appointed in connection with the Registration Statement; the information in the Registration Statement, the Basic Prospectus, the Pricing Disclosure Package and the Prospectus Supplement stated on the authority of public officials of Brazil has been stated in their official capacities duly authorized by Brazil; statements with respect to matters of Brazilian law set forth in the Registration Statement and in the Basic Prospectus under the caption “Arbitration and Enforceability” are true and correct in all material respects;

(vi) All Brazilian Government Authorizations (which shall be specified in such opinion) of or with any Brazilian Government Agency required by Brazil for the execution and delivery of this Agreement and the Indenture and for the execution, issuance, sale and delivery of the Debt Securities, and the consummation by Brazil of the transactions contemplated by this Agreement, the Indenture or the Debt Securities have been obtained and are in full force and effect;

(vii) Under the laws of Brazil, neither Brazil nor any of its property has any immunity from the jurisdiction of any Brazilian court or from the execution of any judgment in Brazil (except for the limitation on alienation of public property under Article 100 of the Civil Code of Brazil) or from enforcement therein of any arbitral award on the grounds of sovereignty or otherwise; the execution of an arbitral award, as well as the execution of any judgment, against Brazil in Brazil are only available in accordance with the procedures set forth in Article 910 et seq. of the Civil Procedure Code of Brazil of March 16, 2015;

(viii) (A) The agreement of the parties hereto or thereof, as the case may be, that this Agreement, the Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York and, if giving effect to such law would not be against the principles of Brazilian public policy as set forth in Article 17 of Decree Law 4,657, would be recognized and effective in the courts of Brazil in any action or proceeding involving Brazil arising out of or relating to this Agreement, the Indenture or the Debt Securities. In light of, among other things, the contents of Articles 9 and 17 of Decree Law 4,657, such counsel has no reason to believe that giving effect to the laws of the State of New York governing the obligations of Brazil under this Agreement, the Indenture and the Debt Securities would be against Brazilian public policy. (B) (i) The submission of Brazil pursuant to Section 15 hereof, Section 9.8 of the Indenture and Section 17 of the Debt Securities to arbitration in New York, New York, and (ii) the appointment of the Authorized Agent (as defined herein, in the Indenture and in the Debt Securities) as its authorized agent for the purposes described in Section 15 hereof, in Section 9.8 of the Indenture and in Section 17 of the Debt Securities are each valid and legally binding on Brazil. (C) Any award of an arbitral tribunal under or pursuant to the provisions of Section 15 hereof, Section 9.8 of the Indenture and Section 17 of the Debt Securities which conforms with Brazilian public policy and law will be enforceable against Brazil in the Federal courts of Brazil without reexamination of the merits if such award is ratified by the Superior Court of Justice of Brazil. Such ratification can be obtained if such award (i) fulfills all formalities required for the enforceability thereof under the laws of the country where the same was granted; (ii) was issued by a competent arbitral tribunal after service of process upon the parties to the action as required by applicable law; (iii) is not subject to appeal; (iv) was authenticated by a Brazilian consulate in the country where the same was issued or is duly apostilled in accordance with the Convention Abolishing the Requirement of Legalization for Foreign Public Documents; (v) is accompanied by a certified sworn translation of such judgment into Portuguese, made by a sworn translator registered in Brazil, except if such procedure was exempted by an international treaty entered into by Brazil; and (vi) is not against the principles of Brazilian public policy as set forth in Article 17 of Decree Law 4,657. Furthermore, counsel will have assumed that the language of Section 9.8 of the Indenture and in Section 17 of the Debt Securities does not constitute, under the law of the State of New York or the Federal law of the United States, a contractual consent by Brazil to the jurisdiction of any court outside Brazil. (D) Service of process effected in the manner set forth in Section 15 hereof, Section 9.8 of the Indenture and Section 17 of the Debt Securities will be effective, insofar as Brazilian law is concerned, to confer valid personal jurisdiction over Brazil to the extent of any action referred to therein;

(ix) To ensure the legality, validity, enforceability or admissibility in evidence of this Agreement, the Indenture or the Debt Securities, it is not necessary that this Agreement, the Indenture, the Debt Securities or any other document be filed, registered or recorded with, or executed before, any court or other authority in Brazil (other than, in the case of enforceability and admissibility in evidence hereof or thereof, the translation and publication thereof in accordance with Section 5(h) hereof and the registration of the payment schedule for the Debt Securities (cronograma de pagamentos) with the Central Bank of Brazil in accordance with Section 5(d) hereof), or that any registration charge or stamp or similar tax be paid on or in respect of this Agreement, the Indenture, the Debt Securities or any other document, provided that the electronic registration through the SCE Crédito must be completed in accordance with Section 5(d) hereof;

(x) There is no tax, levy, deduction, charge or withholding imposed by Brazil or any political subdivision thereof either (A) on or by virtue of the execution, delivery or recognition of this Agreement, the Indenture or the Debt Securities or (B) on any payment to be made by Brazil hereunder or thereunder; provided that in the case of payments made pursuant to the Indenture or under any Security, the relevant Security is held by an individual who is not a resident of Brazil or by a non-Brazilian corporation directly and not through a permanent establishment thereof in Brazil;

(xi) The statements in the Prospectus Supplement under the caption “Taxation—Brazilian Taxation” and in the Basic Prospectus under the caption “Debt Securities—Tax Withholding; Payment of Additional Amounts” fairly summarize the provisions of Brazilian tax law described therein;

(xii) Other than as set forth in the Prospectus, to the best of such counsel’s knowledge after due inquiry, there are no legal or governmental proceedings or arbitrations pending to which Brazil is a party which, if determined adversely to Brazil, would individually or in the aggregate have a material adverse effect on Brazil’s financial, economic or fiscal condition or its ability to perform its obligations under this Agreement, the Indenture or the Debt Securities; and, to the best of such counsel’s knowledge after due inquiry, no such proceedings are threatened;

(xiii) This Agreement, the Indenture and the Debt Securities are in proper legal form under the laws of Brazil for the enforcement thereof against Brazil under the laws of Brazil;

(xiv) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding, or other taxes are payable by or on behalf of the Underwriters to Brazil or to any political subdivision or taxing authority thereof or therein in connection with (A) the issuance, sale and delivery by Brazil of the Debt Securities to or for the respective accounts of the Underwriters or (B) the sale and delivery outside Brazil by the Underwriters of the Debt Securities to the initial purchasers thereof in the manner contemplated herein; and

(xv) Under the laws of Brazil, pursuant to Senate Resolution No. 48 of 2007, as amended, any agreement related to the incurrence of external indebtedness to which Brazil is a party must provide that arbitration be the sole and exclusive remedy for the parties to such agreement for any dispute, controversy or claim brought outside of Brazil for the enforcement of such agreement against Brazil; Brazil is prohibited from submitting to the jurisdiction of a foreign court for the purpose of an adjudication on the merits; and each of this Agreement, the Indenture and the Debt Securities would not be a valid and legally binding agreement of Brazil if it were not to provide that all parties to this Agreement, the Indenture or the Debt Securities, as the case may be, shall submit any dispute, controversy or claim brought outside of Brazil to arbitration.

In giving such opinion, such counsel may state that his opinion is limited to matters of Brazilian law and may rely upon the opinion referred to in Section 8(e) as to all matters of United States and New York law.

In addition to the foregoing, such counsel will confirm that the Registration Statement, the Basic Prospectus, the Pricing Disclosure Package and the Prospectus have been prepared by appropriate representatives of Brazil and its instrumentalities, including representatives of the Ministry of Economy, and representatives of the PGFN have participated in discussions regarding the Registration Statement, the Basic Prospectus, the Pricing Disclosure Package and the Prospectus with such representatives, United States counsel for Brazil, the representatives of the Underwriters and their Brazilian and United States counsel. Under the direction of the PGFN has been apprised of and has reviewed the disclosure requirements under applicable United States securities laws and regulations and has reviewed the Registration Statement, the Basic Prospectus, the Pricing Disclosure Package and the Prospectus (including the documents incorporated by reference into any of the foregoing). Based on such discussions and review, and without independent investigation or verification of the correctness or completeness of the information included in, or incorporated by reference into, the Registration Statement, the Basic Prospectus, the Pricing Disclosure Package and the Prospectus, such counsel will advise the Underwriters, on behalf of PGFN, that, subject to the limitations described below, (A) nothing has come to PGFN’s attention which has caused it to believe that any part of the Registration Statement, when such part became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Basic Prospectus, the Prospectus or any further amendment or supplement thereto made by the Republic, as of the date of the Prospectus or any further amendment or supplement thereto, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the date of the opinion, any of the Registration Statement, the Basic Prospectus or the Prospectus or any further amendment or supplement thereto made by Brazil prior to the date of the opinion contains an untrue statement of a material fact or omits to state a material fact, in the case of the Registration Statement or any further amendment thereto, required to be stated therein or necessary to make the statements therein not misleading or, in the case of the Basic Prospectus or the Prospectus or any further supplement thereto, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (B) no information has come to such counsel’s attention that causes such counsel to believe that the Pricing Disclosure Package, as of the Time of Sale and as of the date of the opinion, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may state that the PGFN is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Basic Prospectus, the Pricing Disclosure Package and the Prospectus (except to the extent expressly set forth in clauses (v) and (xi) above), that such counsel makes no representation that PGFN has independently verified the accuracy, completeness or fairness of such statements (except as aforesaid) and that such counsel does not express any opinion or belief as to the financial data contained in the Registration Statement, the Basic Prospectus, the Pricing Disclosure Package or the Prospectus or the statistical data contained in the Sourcebook.

(e) Arnold & Porter Kaye Scholer LLP, United States counsel for Brazil, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) Assuming that the Indenture has been duly authorized, executed and delivered by Brazil insofar as Brazilian law is concerned and duly authorized, executed and delivered by the Trustee, the Indenture constitutes a valid and legally binding agreement of Brazil, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability affecting creditors’ rights and to general equity principles;

(ii) Assuming that the Debt Securities have been duly authorized, executed, issued and delivered under Brazilian law and authenticated by the Trustee, such Securities constitute valid and legally binding obligations of Brazil entitled to the benefits provided by the Indenture and enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability affecting creditors’ rights and to general equity principles;

(iii) No consent, approval, authorization or order of, or qualification with, any United States Federal or New York State governmental agency or body is required for the issue and sale of the Securities or the performance by Brazil of the transactions contemplated by this Agreement or the Indenture, except such as have been obtained under the Act and such consents, approvals, authorizations or qualifications as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Debt Securities;

(iv) Under the laws of the State of New York, assuming Brazil has duly authorized, executed and delivered this Agreement under Brazilian law, the agreement of Brazil pursuant to Section 15 of the Underwriting Agreement, Section 9.8 of the Indenture and Section 16 of the Debt Securities to arbitrate in New York, New York, is valid and legally binding on Brazil;

(v) The statements set forth in the Prospectus Supplement under the caption “Taxation — United States Federal Income Taxation” insofar as such statements purport to describe the principal U.S. federal income tax consequences of a purchase of the Debt Securities, constitute fair summaries of such consequences;

(vi) Based solely upon its review of the Notice of Effectiveness on the website of the Commission, the Registration Statement is effective under the Act; and based solely upon our review of filings on the website of the Commission at http://www.sec.gov/litigation/stoporders.shtml at 7:15 am on date of the Time of Delivery, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act, and further to the best of our knowledge, no proceeding for that purpose has been instituted or threatened by the Commission;

(vii) The issuance and sale of the Debt Securities to the Underwriters pursuant to this Agreement do not, and the performance by Brazil of its obligations in this Agreement, the Indenture and the Debt Securities will not, result in a violation of any United States federal or New York State law that in such counsel’s experience normally would be applicable with respect to such issuance, sale or performance (but such counsel may express no opinion relating to any United States federal securities laws or any state securities or Blue Sky laws);

(viii) The statements set forth in the Prospectus Supplement under the caption “Description of the Global Bonds” and in the Basic Prospectus under the captions “Debt Securities,” insofar as they purport to constitute a summary of certain provisions of the Securities and the Indenture, provide a fair summary of such provisions; and

(iv) Assuming that the Terms Agreement has been duly authorized, executed and delivered by Brazil insofar as Brazilian law is concerned, the Terms Agreement has been duly executed and delivered by Brazil.

In giving such opinion, such counsel may state that their opinion is limited to the Federal laws of the United States and the laws of the State of New York and may rely on the opinion referred to in Section 8(d) as to all matters of Brazilian law.

In addition, Arnold & Porter Kaye Scholer LLP shall have furnished to the Underwriters a letter, dated the Time of Delivery, confirming that as United States counsel to Brazil, such counsel reviewed the Registration Statement, the Basic Prospectus, the Pricing Disclosure Package and the Prospectus, as then amended or supplemented, participated in discussions with representatives of Brazil and the Underwriters, and their Brazilian and U.S. counsel, and advised Brazil as to the requirements of the Act and the applicable rules and regulations thereunder; confirming that on the basis of the information that such counsel gained in the course of the performance of such services, considered in the light of their understanding of the applicable law and the experience they have gained through their practice under the Act, in their opinion, each part of the Registration Statement, when such part became effective, and the Basic Prospectus, the Prospectus and any further amendment or supplement thereto, as of the date of the Prospectus or any further amendment or supplement thereto, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; nothing that came to such counsel’s attention in the course of such review has caused such counsel to believe that any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Basic Prospectus, the Prospectus or any amendment or supplement thereto, as of the date of the Prospectus or any further amendment or supplement thereto, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and nothing that has come to such counsel’s attention in the course of the limited procedures described in such letter has caused them to believe that the Basic Prospectus or the Prospectus, as then amended or supplemented, as of the date and time of delivery of such letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and that no information has come to such counsel’s attention that causes such counsel to believe that the documents specified in a schedule to such counsel’s letter, consisting of those included in each of the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may state that they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Basic Prospectus, the Pricing Disclosure Package or the Prospectus Supplement except to the extent of the opinion separately rendered by such counsel with respect to statements made under the captions “Description of the Global Bonds” in the Prospectus Supplement and “Debt Securities” in the Basic Prospectus, in each case as then amended or supplemented, insofar as they purport to summarize provisions of documents therein described; that such counsel do not express any opinion or belief as to the financial statements and related schedules or other financial or statistical data or information; that such counsel do not express an opinion or belief as to the laws of Brazil or as to information supplied by or on behalf of the Underwriters; and that their letter is furnished as United States counsel for Brazil to you and is solely for the benefit of the several Underwriters.

(f) Brazil shall have furnished to the Underwriters a certificate in English, dated the Time of Delivery, of the Minister of Economy or the Attorney General of the National Treasury of the Ministry of Economy or another duly authorized attorney of the Office of the Attorney General of the National Treasury of the Ministry of Economy, in which such official shall state that, to the best of his knowledge after reasonable investigation: (A) the representations and warranties of Brazil in this Agreement are true and correct in all material respects with the same effect as though such representations and warranties had been made at and as of the Time of Delivery (other than such representations and warranties which are made as of a specified date), (B) Brazil has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Time of Delivery, (C) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the best of his knowledge, threatened by the Commission, (D) no proceeding has been initiated, or to the best of his knowledge, threatened to restrain or enjoin the issuance or delivery of the Debt Securities by Brazil or in any manner to question the laws, proceedings, directives, resolutions, approvals, consents or orders under which the Debt Securities have been issued or to question the validity of the Debt Securities and none of said laws, proceedings, directives, resolutions, approvals, consents or orders has been repealed, revoked or rescinded in whole or in part, and (E) since the respective dates as of which information is given in the Prospectus, there has been no material adverse change, or any prospective material adverse change, in or affecting the financial, economic or fiscal condition of Brazil, except as set forth in or contemplated by the Prospectus.

(g) (A) Since the respective dates as of which information is given in the Prospectus there shall not have been any material adverse change, or any prospective material adverse change, in or affecting the financial, economic, fiscal or political condition of Brazil, in Brazilian currency exchange rates or exchange controls, or in Brazilian taxation affecting the Debt Securities, otherwise than as set forth in or contemplated in the Prospectus, the effect of which, in any such case, is in the Underwriters’ judgment such as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Debt Securities on the terms and in the manner contemplated by the Prospectus; (B) subsequent to the execution and delivery of this Agreement and on or prior to the Time of Delivery there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the Luxembourg Stock Exchange; (ii) trading of any securities of Brazil shall have been formally suspended or limited on any international exchange; (iii) a general moratorium on commercial banking activities in New York or Brazil declared by either United States or New York State authorities or authorities of Brazil, respectively, or a material disruption in commercial banking or securities settlement or clearance services in the United States or Brazil; (iv) the outbreak or escalation of hostilities involving the United States or Brazil or the declaration by the United States or Brazil of a national emergency or war, if the effect of any such event specified in subsection (g)(B)(i), (ii), (iii) or (iv) in the Underwriters’ judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Debt Securities on the terms and in the manner contemplated in the Prospectus; or (v) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States, Brazil or elsewhere which, in the Underwriters’ judgment would materially and adversely affect the international financial markets or the market for the Debt Securities.

(h) Except as disclosed in the Pricing Disclosure Package, on or after the Execution Date (A) no downgrading shall have occurred in the rating accorded Brazil’s debt securities by Standard & Poor’s, Moody’s or Fitch; (B) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of Brazil’s debt securities; (C) Brazil will not have been aware that either Standard & Poor’s, Moody’s or Fitch has announced that it will have under surveillance or review, with possible negative implications, its rating of any of Brazil’s debt securities; and (D) Brazil will not have been informed by Standard & Poor’s, Moody’s or Fitch that it intends or is contemplating any downgrading in any rating accorded to Brazil’s debt securities or any announcement that it will have under surveillance or review, with possible negative implications, its rating of any of Brazil’s debt securities, it being understood and agreed that any negative outlook disclosed in the Pricing Disclosure Package is not in and of itself an event or condition contemplated in clauses (B), (C) and (D) above;

(i) The Minister of Economy of Brazil or the Attorney General of the PGFN or another duly authorized attorney of the PGFN, shall have furnished to the Underwriters a certificate in English, dated the Time of Delivery, to the effect that: (A) as of its effective date, the Registration Statement and any further amendment thereto made by Brazil prior to the Time of Delivery did not contain an untrue statement of a material fact or omit a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) as of the date of the Prospectus Supplement, the Basic Prospectus and any further amendment or supplement thereto made by Brazil prior to the Time of Delivery did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (C) as of the Time of Sale, the Pricing Disclosure Package and any further amendment or supplement thereto made by Brazil prior to the Time of Delivery did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (D) all statistical information in the Registration Statement and the Prospectus and any further amendment or supplement thereto is presented on a basis consistent with public official documents of Brazil; and (E) as of the Time of Delivery, neither the Registration Statement nor the Prospectus or any further amendment or supplement thereto made by Brazil prior to the Time of Delivery contains an untrue statement of a material fact or omits to state a material fact, in the case of the Registration Statement or any further amendment thereto, required to be stated therein or necessary to make the statements therein not misleading or, in the case of the Basic Prospectus or the Prospectus or any further supplement thereto, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing certification shall not apply to the statements in or omissions from the Registration Statement or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to Brazil in writing by the Underwriters expressly for use in the Registration Statement or the Prospectus or any amendment or supplement thereto.

(j) Brazil shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses.

(k) Brazil shall have furnished to the Underwriters such further information, certificates and documents as they may reasonably request.

9. Indemnification.

(a) Brazil will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment thereof or supplement thereto, in any Issuer Free Writing Prospectus, or in any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred within a reasonable time after such expenses are incurred and an itemized statement thereof, in reasonable detail, has been submitted to Brazil; provided, however, that Brazil shall not be liable in any such case to any Underwriter to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to Brazil by such Underwriter in connection with the preparation thereof.

(b) Each Underwriter severally and not jointly will indemnify and hold harmless Brazil against any losses, claims, damages or liabilities to which Brazil may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment thereof or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to Brazil by such Underwriter through the representatives of such Underwriter expressly for use in connection with the preparation thereof; and will reimburse Brazil for any legal or other reasonable and documented expenses reasonably incurred by Brazil in connection with investigating or defending any such action or claim as such expenses are incurred and an itemized statement thereof, in reasonable detail, has been submitted to that Underwriter.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, provided, however, that an indemnifying party shall not, in connection with any one such action or separate but substantially similar actions arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties, except to the extent that local counsel, in addition to its regular counsel, is required in order to effectively defend against such action. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) in the indemnified party’s reasonable judgment, the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; or (iii) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by Brazil on the one hand and the Underwriters on the other from the offering of the Debt Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Brazil on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by Brazil on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by Brazil bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Brazil on the one hand or such Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Brazil and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to make any contribution payments in excess of the amount by which the total public offering price of the Debt Securities such Underwriter underwrote and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of Brazil under this Section 9 shall be in addition to any liability which Brazil may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each person who signs the Registration Statement on behalf of Brazil.

10. Default by an Underwriter.

(a) If any Underwriter shall default in its obligation to purchase the Debt Securities which it has agreed to purchase hereunder, the representatives of the Underwriters may in their discretion arrange for them or another party or other parties to purchase such Debt Securities on the terms contained in this Agreement. If within thirty-six hours after such default by any Underwriter the representatives of the Underwriters do not arrange for the purchase of such Debt Securities, then Brazil shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to representatives of the Underwriters to purchase such Debt Securities on such terms. In the event that, within the respective prescribed periods, the representatives of the Underwriters notify Brazil that they have so arranged for the purchase of such Debt Securities, or Brazil notifies them that it has so arranged for the purchase of such Debt Securities, the representatives of the Underwriters or Brazil shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and Brazil agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the representatives of the Underwriters’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Debt Securities.

(b) If, after giving effect to any arrangements for the purchase of the Debt Securities of a defaulting Underwriter or Underwriters by the representatives of the Underwriters and Brazil as provided in subsection (a) above, the aggregate principal amount of such Debt Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Debt Securities, then Brazil shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Debt Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Debt Securities which such Underwriter agreed to purchase hereunder) of the Debt Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Debt Securities of a defaulting Underwriter or Underwriters by the representatives of the Underwriters and Brazil as provided in subsection (a) above, the aggregate principal amount of Debt Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Debt Securities, or if Brazil shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Debt Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or Brazil, except for the expenses to be borne by Brazil and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. Survival. The respective indemnities, agreements, representations, warranties and other statements of Brazil and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, or any controlling person of any Underwriter or Brazil, or any government official of Brazil, and shall survive delivery of and payment for the Debt Securities.

12. Effects of Termination. If this Agreement shall be terminated pursuant to Section 10 hereof, Brazil shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Debt Securities are not delivered by or on behalf of Brazil as provided herein, Brazil will reimburse the Underwriters through the representatives of the Underwriters for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Debt Securities, but Brazil shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. Notices. All communications under this Agreement will be in writing and effective only on receipt, and will be mailed or delivered and confirmed to each Underwriter and Brazil at the respective addresses specified in the Terms Agreement or otherwise furnished to each Underwriter or Brazil, respectively, in writing for the purpose of communications under this Agreement.

14. Binding Effect. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, Brazil and, to the extent provided in Sections 9 and 11 hereof, the appropriate officials of Brazil, the officers and directors and each person who controls any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Debt Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Arbitration.

(a) (i) If any dispute, controversy or claim arising out of or relating to this Agreement or the transactions contemplated hereby, including the existence, performance, interpretation, construction, breach, termination or invalidity thereof (a “Dispute”) (other than a Dispute which is made the subject of a suit, action or proceeding brought against Brazil in a competent court in Brazil) shall arise between the Underwriters, on the one hand, and Brazil, on the other, the Underwriters, or Brazil, as the case may be (the “Referring Party”), shall by written notice (the “Referral Notice”) to Brazil or the Underwriters, as the case may be (the “Other Party”), refer such Dispute to arbitration and the Other Party shall upon receipt of the Referral Notice be obligated to refer such Dispute to arbitral proceedings as set forth herein. The Referral Notice shall describe the nature of such dispute, difference or question and request the formation of an arbitral tribunal. Any Dispute shall be finally settled by arbitration in accordance with the Arbitration Rules of the United Nations Commission on International Trade Law (excluding Article 26 thereof) in effect on the date of this Agreement (the “UNCITRAL Arbitration Rules”). The number of arbitrators shall be three, to be appointed in accordance with Section II of the UNCITRAL Arbitration Rules, which, among other things, provides that (A) the Referring Party and the Other Party shall each appoint one arbitrator (such appointment to be made within 30 calendar days of receipt of the Referral Notice), (B) the two arbitrators thus appointed shall choose the third arbitrator who will act as the presiding arbitrator of the tribunal and (C) if within 30 calendar days after the appointment of the second arbitrator the two arbitrators have not agreed on the choice of a presiding arbitrator, the presiding arbitrator shall be appointed under Article 6 of the UNCITRAL Arbitration Rules. The appointing authority shall be the Chairman of the International Court of Arbitration of the International Chamber of Commerce. The third arbitrator may be (but need not be) of the same nationality as any of the parties to the arbitration. Such arbitral proceedings shall take place in New York, New York and the language of such proceedings shall be English, but documents or testimony may be submitted in another language if a translation is provided. The arbitrators shall appoint a secretary with offices and facilities in New York, New York to provide administrative support for the proceedings. Any arbitral tribunal established hereunder shall state its reasons for its decisions in writing and shall make such decisions entirely on the basis of the substantive law governing this Agreement and not on the basis of the principle of ex aequo et bono or otherwise. The decision of any such arbitral tribunal shall be final to the fullest extent permitted by law. Brazil agrees that in any such arbitration it will not raise any defense which it could not raise but for the fact that it is a sovereign state. Brazil’s agreement to arbitrate does not constitute a waiver of any right to sovereign immunity from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) to which it may be entitled in jurisdictions other than Brazil with respect to the enforcement of any award rendered by an arbitral tribunal constituted under this Section 15.

(b) For the sole purpose of receiving service of process or other legal summons in connection with obtaining homologation of any arbitral award rendered pursuant to this Section 15 in the Superior Tribunal de Justiça, Brazil hereby represents and warrants that any such process or summons may be served upon it, pursuant to Article 35, section II of Supplementary Law No. 73 of February 10, 1993, by delivery to the Procurador-Geral da União, Ed. Multibrasil Corporate, Sede I AGU, Setor de Autarquias Sul—Quadra 3—Lote 5/6, Brasilia-DF, Brazil, as its authorized agent (the “Authorized Agent”) upon whom any such process or summons may be served by any means permissible under the laws of Brazil. Brazil hereby irrevocably waives any immunity to service of process or other legal summons effected in accordance with this subsection in respect of any action to obtain such judicial acceptance.

(c) Brazil hereby represents and warrants that it has no right to immunity, on the grounds of sovereignty or otherwise, from the service of process or jurisdiction or any judicial proceedings of any competent court located in Brazil or from execution of any judgment in Brazil (except for the limitation on alienation of public property referred to in Article 100 of the Civil Code of Brazil) or from the execution or enforcement therein of any arbitral decision in respect of any suit, action, proceeding or any other matter arising out of or relating to its obligations under this Agreement or the transactions contemplated hereby, and to the extent that Brazil is or becomes entitled to any such immunity with respect to the service of process or jurisdiction or any judicial proceedings of any competent court located in Brazil, it does hereby and will irrevocably and unconditionally agree not to plead or claim any such immunity with respect to its obligations or any other matter under or arising out of or in connection with this Agreement or the transactions contemplated hereby.

(d) Any action arising out of or based on this Agreement may be instituted by the Underwriters in any competent court in Brazil unless at the time an action is filed an arbitral tribunal has already been constituted pursuant to Section 15(a) to resolve a dispute relating to substantially the same occurrence, transaction, or series of transactions and occurrences, in which case the Dispute shall be resolved pursuant to Section 15(a). Brazil hereby agrees that the Underwriters shall have the right, exercisable at their sole discretion, to institute legal proceedings against Brazil through the proceedings contemplated in Article 910 of the Civil Procedure Code of Brazil of March 16, 2015, effective as of March 18, 2016. Brazil hereby waives irrevocably any immunity from jurisdiction or execution to which it might otherwise be entitled (except for the limitation on alienation of public property under Article 100 of the Civil Code of Brazil) in any action arising out of or based on this Agreement which may be instituted by the Underwriters in any competent court in Brazil.

(e) No arbitral proceedings hereunder shall be binding upon or in any way affect the right or interest of any person other than the claimant or respondent with respect to such arbitration.

16. Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “Judgment Currency”) other than United States dollars, Brazil will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (a) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (b) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of Judgment Currency actually received by such Underwriter on the business day following the receipt of payment on such judgment or order. The foregoing indemnity shall constitute a separate and independent obligation of Brazil and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

17. Time of Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

18. Arm’s Length Contract. Brazil hereby acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to Brazil with respect to the offering of the Debt Securities contemplated hereby (including in connection with determining the terms of the offering of the Debt Securities) and not as a financial advisor or a fiduciary to, or an agent of, Brazil or any other person. Additionally, neither Underwriter is advising Brazil or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Brazil shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to Brazil with respect thereto, except as otherwise set forth herein. Any review by the Underwriters of Brazil, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of Brazil or any other person.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof that would require the application of the laws of a jurisdiction other than the State of New York, except that authorization and execution of this Agreement by Brazil will be governed by the laws of Brazil.

20. Representation of Underwriters. The representatives of the Underwriters will act for the several Underwriters in connection with the offering of the Debt Securities, and any action under this Agreement taken by such representatives jointly will be binding upon all the Underwriters.

21. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.